                                             Exhibit D


                                                     Forward


Date:  July 1, 1996


To: Simplot Canada Limited         From:  Canadian Imperial Bank
                                   of Commerce

Attention: Mr. Ron Graves          Contact:  Gina S. Ghent

Phone Number: (208) 389-7312       Phone Number:  (212) 856-6538

Facsimile Number: (208) 389-7464   Facsimile Number: (212) 856-
                                   6098

Re: CIBC Reference #  NY EQT 0125

This Confirmation amends and supersedes all previous Confirma-tions regarding this Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Canadian Imperial Bank of Commerce ("CIBC") and Simplot Canada Limited ("Counterparty") on the Trade Date specified below (the "Transac-tion"). References herein to a "Transaction" shall be deemed reference to a Swap Transaction for purposes of the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc. ("ISDA")). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Defini-tions are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, and forms part of the Master Agreement and the Schedule attached thereto, dated as of June 28, 1996, as amended and supplemented from time to time (the "Agreement"), between CIBC and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation this Confirmation will govern.

2. The terms of the Transaction to which this Confirmation relates are as follows:

   GENERAL TERMS:
   Selected Securities:         2,600,000 shares of common
                                stock, $.10 par value (U.S.$),
                                of Micron Technology, Inc. (New
                                York Stock Exchange (("Ex-
                                change")) ticker symbol "MU") on
                                the Trade Date, together with
                                any subsequent distributions in
                                the form of Hedge Securities,
                                all as adjusted for stock
                                splits, reverse splits, stock
                                dividends and any other distri-
                                butions in the form of Selected
                                Securities.

   Trade Date:                  June 28, 1996

   Effective Date:              June 28, 1996

   Termination Date:            June 27, 2003, subject to ad-
                                justment in accordance with the
                                Modified Following Business Day
                                Convention

   Valuation Amount:            CAD 89,515,007.40

CIBC Payments:

   CIBC Payment Date:           Termination Date.

   CIBC Forward Payment
    Amount:                     CIBC will pay to Counterparty on
                                the CIBC Payment Date an amount
                                equal to the Forward Amount (as
                                defined below).

Counterparty Physical Delivery:

   Counterparty Physical
    Delivery Date:              Termination Date.

   Counterparty Physical
    Delivery:                   Counterparty will deliver to
                                CIBC on the Counterparty Physi-
                                cal Delivery Date the Selected
                                Securities.

Additional Payment by
 Counterparty:                  If, during the term of this
                                Transaction, the owner of the
                                Selected Securities becomes en-
                                titled to receive Extraordinary
                                Consideration (as defined below)
                                then Counterparty shall pay
                                and/or deliver to CIBC on the
                                Extraordinary Consideration Pay-
                                ment Date (as defined below) the
                                Extraordinary Consideration pur-
                                suant to the Set-Off provision.

Calculation Agent:              CIBC

DEFINITIONS:
For purposes of this Transaction, the following terms shall have the indicated meanings:

   "Actual Dividend" means an amount equal to the total cash dividend to which the holders of record of the Selected Securities as of a date during the term of this Transaction are entitled, net of any withholding tax, stamp tax, or any other tax, duties, fees or commissions payable in respect of such dividend payment, and does not include any payment arising out of Extraordinary Consideration.

   "Collateral" means the Selected Securities, together with any collateral substituted therefor.

   "Extraordinary Consideration" means (i) any Actual Dividend greater than USD 1.3 million or (ii) any non-cash distribution or consideration in respect of Selected Securities (other than Hedge Securities or other than securities received in connec-tion with: 1) stock splits, 2) reverse splits, 3) stock dividends and 4) other distributions in the form of Selected Securities) which may be the result of, but is not limited to:
   (a) conversion or reclassification of Selected Securities by issuance or exchange of other securities or any sale of the securities or assets or a portion thereof of the issuer of any Selected Securities (b) any consolidation or merger of the issuer of any of the Selected Securities, (c) any statutory exchange of Selected Securities with another corporation, (d) any liquidation, dissolution or winding up of the issuer of any of the Selected Securities or (e) any tender or exchange offer for Selected Securities. In the event that there is a distribution of Hedge Securities, the Transaction shall be adjusted such that the Hedge Securities (to which a holder of record of the Selected Securities as of a date during the term of this transaction is entitled) will be added to the composi-tion of the Selected Securities.

   "Extraordinary Consideration Payment Date" means the date that the issuer of any of the Selected Securities distributes the Extraordinary Consideration to holders of record of such Selected Securities.

   "Forward Amount" means Valuation Amount x 1.52329074242.

   "Hedge Securities" means any non-cash distribution or consid-eration in respect of Selected Securities in the form of common stock (other than securities received in connection with stock splits, reverse splits, stock dividends and other distributions in the form of securities of which Selected Securities are comprised) as to which (1) the Short Interest to Float Ratio (as described in "Additional Termination Events:", section "4)") is less than 15% at the time of such distribution and (2) a number of shares equal to the number of shares of such securities that was received by the Counterparty and attributable to the Selected Securities in such distribution can reasonably be expected to be available at a commercially reasonable rate in the securities lending market, until the Termination Date.

   "Without Recourse" means that (i) the only recourse of CIBC against the Counterparty in respect of any of the obligations of Counterparty under this Transaction shall be strictly limited to the exercise of CIBC's right of set-off hereunder, and the realization of CIBC's security interest in the Collat-eral; (ii) the Counterparty shall not be liable to any person with respect to any shortfall which may be experienced upon any such realization and shall have no personal liability under any of the obligations of Counterparty under this Transaction following such realization; (iii) CIBC shall not be entitled to bring any action or to enforce any rights against the Counterparty with respect to payment or perfor-mance of any of the obligations of Counterparty under this Transaction other than to realize CIBC's security interest in the Collateral pursuant to the Pledge.

3. ACCOUNT DETAILS:
   Payments to CIBC:            Chemical Bank, New York
                                For: Canadian Imperial Bank of
                                   Commerce
                                Account No. 544 708 234

   Payments to Counterparty:    Please Advise.
     Account for Payments:
     For the Account Of:
     Account No.:
     Attention:

4. OTHER PROVISIONS:
   Default Settlement
    Provision:                  If (i) an Event of Default as
                                defined in Section 5(a) of the
                                Agreement occurs and (ii) the
                                Selected Securities are pledged
                                to CIBC, then Sections 2(c) and
                                6(e) of the Agreement and the
                                definition of Settlement Amount
                                in Section 14 of the Agreement
                                shall not be applicable hereto
                                and Settlement Amount shall be
                                equal to:


                                {Forward Amount} -  Factor  -
                                [Termination Value  (1.062)n  of
                                the Selected Securities]

                                where:
                                n = number of years (including
                                fractions) between the Early
                                Termination Date and the Termi-
                                nation Date, and where
                                Factor = zero, if n is less than
                                5, and equals 1% * Valuation
                                Amount * (n-5), if n is equal to
                                or greater than 5.

                                The Termination Value of the
                                securities included among the
                                Selected Securities is deter-
                                mined by valuing each of the
                                Selected Securities at its clos-
                                ing price as quoted by the pri-
                                mary exchange for such security
                                on the Early Termination Date
                                and aggregating such prices over
                                the total number of such securi-
                                ties included in the Selected
                                Securities.

                                If Settlement Amount is greater
                                than zero, CIBC shall pay such
                                amount to Counterparty.  If Set-
                                tlement Amount is less than ze-
                                ro, Counterparty shall pay the
                                absolute value of the Settlement
                                Amount to CIBC.

   Additional Termination
    Events: In addition to the Termination Events in Section 5(b) of the Agreement, the following events shall constitute Additional Ter-mination Events (upon the occur-rence of which, this Transaction shall become an Affected Trans-action and the date of such oc-currence shall be deemed the
                                Early Termination Date):

                                1) None of the Selected Securi-
                                ties are listed on any United
                                States national securities ex-
                                change or United States national
                                securities system subject to
                                last sale reporting.

                                2) The issuer (or, as the case
                                may be, issuers) of the Selected
                                Securities has disclosed impend-
                                ing events which, in the opinion
                                of nationally-recognized United
                                States counsel of CIBC acting
                                reasonably, a copy of which
                                opinion shall have been deliv-
                                ered to Counterparty, should
                                result in the Selected Securi-
                                ties (or the securities distrib-
                                uted as a result of such events)
                                ceasing to be listed on any
                                United States national securi-
                                ties exchange or United States
                                national securities system sub-
                                ject to last sale reporting;
                                provided that the Additional
                                Termination Event will not arise
                                more than thirty (30) days be-
                                fore the expected termination of
                                the listing.

                                3) All of the Selected Securi-
                                ties are permanently suspended
                                from trading (within the meaning
                                of the Securities Exchange Act
                                of 1934 (of the United States of
                                America) and the rules and regu-
                                lations thereunder) on each such
                                securities exchange and securi-
                                ties system on which the Select-
                                ed Securities are then listed.

                                4) (a) The Short Interest to
                                Float Ratio (i) for the securi-
                                ties which comprise the Selected
                                Securities on the Trade Date, if
                                such securities still comprise
                                some of the Selected Securities,
                                is greater than 30% and (ii) for
                                each of the Selected Securities
                                that result from a distribution
                                of Hedge Securities is greater
                                than 20% or (b) a number of
                                shares at any particular time
                                equal to the number of shares of
                                all such Selected Securities at
                                such particular time are un-
                                available in the securities
                                lending market at a commercially
                                reasonable rate until the Termi-
                                nation Date, where:

                                "Short Interest" means that num-
                                ber which is reported by the
                                primary exchange for the rele-
                                vant Selected Securities as the
                                short interest for such securi-
                                ties; and "Float" means the ag-
                                gregate market value of the vot-
                                ing stock held by nonaffiliates
                                of the issuer of the relevant
                                Selected Securities as reported
                                in the most recent Form 10-K
                                filed by the issuer (with the
                                Securities and Exchange Commis-
                                sion of the United States of
                                America) of the relevant Select-
                                ed Securities divided by the
                                closing price of such Selected
                                Securities as reported on the
                                primary exchange on the date on
                                which such market value was de-
                                termined.

                                However, if the relevant Select-
                                ed Securities are the result of
                                a distribution of Hedge Securi-
                                ties due to the issuer of the
                                Hedge Securities acquiring the
                                issuer of any of the Selected
                                Securities and there has not
                                been a release of short interest
                                for the combined entity by the
                                primary exchange, the Short In-
                                terest shall be the following:
                                the most recent short interest
                                as reported by the primary ex-
                                change for those Selected Secu-
                                rities issued by the acquired
                                company, adjusted for the acqui-
                                sition share exchange ratio,
                                plus the most recent short in-
                                terest as reported by the prima-
                                ry exchange for those Selected
                                Securities issued by the acquir-
                                ing company, prior to the acqui-
                                sition announcement date. For
                                such relevant Selected Securi-
                                ties, prior to the first release
                                of Form 10-K for the combined
                                entity, the Float shall be the
                                following: the most recent
                                float, as defined above, of
                                those Selected Securities issued
                                by the acquired company adjusted
                                for the acquisition share ex-
                                change ratio plus the most re-
                                cent float, as defined above, of
                                those Selected Securities issued
                                by the acquiring company prior
                                to the acquisition announcement
                                date.

   Counterparty Termination
    Event: If after the Effective Date of this Transaction, there is a change in law, precedent, or precedent in another legal ju-risdiction in the United States of America or Canada that af-fects the generally accepted interpretation of such law, which in the reasonable judgment of Counterparty will have a ma-terial adverse effect on the
                                Transaction with regard to the
                                Counterparty, then Counterparty
                                may terminate this Transaction
                                upon ten (10) days' notice to
                                CIBC and the delivery of an of-
                                ficer's certificate executed by
                                the Chief Financial Officer of
                                Counterparty attesting to this
                                judgment.

Termination Settlement
    Provision:                  If an Early Termination Date
                                occurs as a result of the occur-
                                rence of (i) an Event of Default
                                under Section 5(a) and the Se-
                                lected Securities are not
                                pledged to CIBC under the
                                Pledge, (ii) an Additional Ter-
                                mination Event or a Termination
                                Event, or (iii) Counterparty
                                Termination Event, then the fol-
                                lowing shall occur:

                                A. Such date shall be deemed to
                                be the CIBC Payment Date and
                                Counterparty Physical Delivery
                                Date; and

                                B. Section 2(e) and Section 6(e)
                                of the Agreement and the defini-
                                tion of Settlement Amount in
                                Section 14 of the Agreement
                                shall not be applicable hereto,
                                and instead, CIBC shall pay to
                                Counterparty an amount equal to:

                                {Forward Amount} -  Factor
                                (1.062)n

                                where:
                                n = number of years (including
                                fractions) between the Early
                                Termination Date and the Termi-
                                nation Date;
                                and where
                                Factor = zero, if n is less than
                                5, and equals 1% * Valuation
                                Amount * (n-5), if n is equal to
                                or greater than 5; and

                                C.Counterparty shall deliver to
                                CIBC the Selected Securities.

   Partial Termination:         If any, but not all, of the se-
                                curities which comprise Selected
                                Securities are the subject of an
                                event described in paragraphs 1,
                                2, 3 or 4 of Additional Termina-
                                tion Events ("Termination Secu-
                                rities"), then (i) the Selected
                                Securities will no longer in-
                                clude such Termination Securi-
                                ties and (ii) the value of the
                                Termination Securities will be
                                deemed to be zero and
                                Counterparty shall transfer own-
                                ership of, and deliver, such
                                securities to CIBC

   Set-Off: Counterparty and CIBC agree that CIBC may only set-off amounts owing by CIBC to the
                                Counterparty under any transac-
                                tion which is secured by the
                                Pledge against amounts owing by
                                the Counterparty to CIBC under
                                any other transaction which is
                                secured by the Pledge.

                                Counterparty and CIBC also agree
                                that Counterparty may only set-
                                off amounts owing by
                                Counterparty to CIBC under any
                                transaction which is secured by
                                the Pledge against amounts owing
                                by CIBC to Counterparty under
                                any other transaction which is
                                secured by the Pledge.

   Without Recourse:            The obligations of the
                                Counterparty under this Transac-
                                tion and the Pledge are Without
                                Recourse.

   Counterparty
    Representation:             To the best knowledge of
                                Counterparty, there is no fact
                                which has not been disclosed to
                                CIBC which, so far as
                                Counterparty can now reasonably
                                foresee, will materially ad-
                                versely affect Counterparty's
                                ability to perform its obliga-
                                tions under the Pledge or this
                                Transaction.  To the best knowl-
                                edge of Counterparty, but with-
                                out any review, investigation or
                                participation by Counterparty in
                                preparation of Micron Technolo-
                                gy, Inc.'s filings with the
                                United States Securities and
                                Exchange Commission pursuant to
                                Section 13(a) of the United
                                States Securities Exchange Act
                                of 1934, such filings do not
                                contain any untrue statements of
                                material fact or omit to state
                                any material fact necessary to
                                make statements therein, in
                                light of the circumstances under
                                which they were made, or in
                                light of current circumstances,
                                not misleading.

   CIBC Representation:         Until the end of a three-month
                                period commencing on the effec-
                                tive date (as advised to CIBC by
                                Counterparty) of Counterparty's
                                having ceased to be deemed to be
                                an affiliate ("Affiliate") (as
                                defined in Rule 144 of the Unit-
                                ed States Securities and Ex-
                                change Commission ("SEC")) of
                                any issuer of Selected Securi-
                                ties (or of any other securities
                                issued on account of Selected
                                Securities), CIBC (i) shall ac-
                                quire Selected Securities (or
                                such other securities) in con-
                                nection with this Transaction
                                only for investment for its own
                                account and not with a view to
                                the resale, transfer, pledge or
                                other disposition thereof other
                                than in compliance with all ap-
                                plicable securities laws; (ii)
                                shall sell, transfer, pledge, or
                                otherwise dispose of Selected
                                Securities (or such other secu-
                                rities) only in compliance with
                                all applicable securities laws;
                                and (iii) shall sell common
                                stock of any issuer of Selected
                                Securities (or such other secu-
                                rities) to hedge its exposure
                                under this Transaction only in
                                compliance with the requirements
                                of all applicable securities
                                laws.  Any such sales that have
                                occurred prior to the date here-
                                of have been made in compliance
                                with SEC Rule 144(f) and (g).
                                Solely for purposes of this
                                paragraph, Counterparty is
                                deemed an Affiliate of any issu-
                                er of Selected Securities (or of
                                any securities issued on account
                                of Selected Securities) unless
                                Counterparty has notified CIBC
                                to the contrary in writing.
                                Counterparty shall promptly so
                                notify CIBC if Counterparty
                                ceases to be, or has not become,
                                an Affiliate or deemed Affili-
                                ate, including the effective
                                date of such cessation.

   Pledge: As continuing collateral securi-ty for the payment and perfor-mance of the obligations of
                                Counterparty under this
                                Transaction, Counterparty pledg-
                                es and grants a first charge and
                                security interest in the Collat-
                                eral to CIBC.

   Credit Support
    Documentation:              Pledge between Counterparty and
                                CIBC dated June 28, 1996.

   Transfer:                    Neither the Transaction nor any
                                interest or obligation in or
                                under the Transaction may be
                                transferred (whether by way of
                                security or otherwise) by either
                                party without the prior written
                                consent of the other party which
                                consent shall not be unreason-
                                ably withheld.  Any purported
                                transfer that is not in compli-
                                ance with this provision will be
                                void.

   Affiliates:                  For purposes of this Transac-
                                tion, Affiliates in Part I(a) of
                                the Schedule to the Master
                                Agreement shall mean J.R.
                                Simplot Company.

5. OFFICES
   (a) The Office of CIBC for the Transaction is 161 Bay Street,
5th Fl. Toronto, Canada M5J 2S8.

   (b) The Office of Counterparty for the Transaction is
                                Simplot Canada Limited
                                1400 17th East Street
                                Brandon, Manitoba
                                Canada R7A 7C4

6. BROKER/ARRANGER:             None

7. This Confirmation may be executed in one or more counterparts, either in original or facsimile form, each of which shall constitute an original and all of which together shall consti-tute one and the same agreement. When executed by the parties through facsimile transmission, this Confirmation shall constitute the original agreement between the parties and the parties hereby adopt the signatures printed by the receiving facsimile machine as the original signatures of the parties.

8. The parties hereto agree that CIBC has not acted as Counterparty's advisor with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to Counterparty's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which Counterparty has evaluated for itself and in reliance on its own professional advisors.


Entering into a derivative transaction involves certain risks.
An identification of the principal risks is provided in the CIBC Wood Gundy Financial Products Risk Disclosure Statement, which has been delivered to you. If you have not received a copy, please let us know and one will be provided to you. You should always consider those risks in determining whether to enter into derivatives transactions.

We believe any information provided to you by us in connection with the confirmed or any proposed Transaction to be accurate and reliable, but we can not and do not assume any liability for any erroneous information which we might provide to you, other than information set out in this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.


                              Yours Sincerely,

                              CANADIAN IMPERIAL BANK OF COMMERCE



                              By:     /s/ Gina S. Ghent

                              Name:  Gina S. Ghent
                              Title:    Associate Director,
                                 Financial Products



Confirmed as of the date first written:

SIMPLOT CANADA LIMITED




By:     /s/ L. E. Costello

Name:  L. E. Costello

Title:  Vice President & CEO